Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form S-1 of On Time Filings, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation therein of our report dated May 4, 2010, with respect to the financial statements of On Time Filings, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Niguel, California
May 26 , 2010